Hospitality Properties Trust
      Computation of Pro Forma Ratio of Earnings to Fixed Charges
             (amounts in thousands, except ratio amounts)



                                     For the Nine Months Ended September 30, 1998     For the Year Ended December 31, 1997
                                   -----------------------------------------------   ---------------------------------------
                                                                      Adjusted                                     Adjusted
                                        Historical     Pro Forma      Pro Forma      Historical     Pro Forma      Pro Forma
                                        ----------     ---------      ---------      ---------      ---------      ---------
Income before extraordinary item         $64,336       $66,125        $70,420        $59,153         $74,531       $ 94,746
Fixed charges                             15,178        18,769         20,288         15,534          25,026         27,064
                                         -------       -------        -------        -------         -------       --------
     Adjusted earnings                   $79,514       $84,894        $90,708        $74,687         $99,557       $121,810
                                         =======       =======        =======        =======         =======       ========
Fixed charges:
     Interest on indebtedness and
       amortization of deferred
       finance costs                     $15,178       $18,769        $20,288        $15,534         $25,026       $ 27,064
                                         -------       -------        -------        -------         -------       --------
          Total fixed charges            $15,178       $18,769        $20,288        $15,534         $25,026       $ 27,064
                                         =======       =======        =======        =======         =======       ========
Ratio of earnings to fixed charges           5.2x          4.5x           4.5x           4.8x            4.0x           4.5x
                                         =======       =======        =======        =======         =======       ========